As filed with the Securities and Exchange Commission on June 18, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPACEHAB, INCORPORATED

(Exact name of registrant as specified in its charter)

Washington	91-1273737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12130 Highway 3, Building 1 Webster, Texas	77598-1504
(Address of principal executive offices)	(Zip Code)

SPACEHAB, INCORPORATED 2008 STOCK INCENTIVE PLAN

(Full title of plan)

Brian K. Harrington

12130 Highway 3, Building 1

Webster, Texas 77598-1504

(Name and Address of Agent for Service)

(713) 558-5000

(Telephone number, including area code, of agent for service)

Copy to:

William B. Nelson

Haynes and Boone, LLP

1221 McKinney St., Suite 2100

Houston, Texas 77010

(713) 547-2084

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, no par value per share(1)	5,500,000	$.67	$3,685,000	$144.85

(1)   Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the SPACEHAB, Incorporated 2008 Stock Incentive Plan described herein.

(2)   Computed pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, based on the average of the high and low sale prices, as reported on the NASDAQ Capital Market on June 17, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants in the SPACEHAB, Incorporated 2008 Stock Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424.  These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, are incorporated herein by reference:

a)     Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as amended.

b)    Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as amended; Quarterly Report on Form 10-Q for the quarter ended December 31, 2007; and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

c)     Current Reports on Form 8-K filed on September 28, 2007; October 4, 2007; October 5, 2007; October 5, 2007; October 18, 2007; October 23, 2007; October 24, 2007; November 21, 2007; December 6, 2007; December 7, 2007; December 14, 2007; January 25, 2008; February 11, 2008; February 15, 2008; February 19, 2008; February 21, 2008, April 8, 2008; May 12, 2008; May 28, 2008; June 5, 2008; June 6, 2008; June 9, 2008; and June 10, 2008 (to the extent these items were “filed” with the SEC and not “furnished”).

d)    The description of our common stock contained in our Registration Statement on Form S-3 (Registration No. 333-43221), filed with the Commission on December 24, 1997, including any future amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section RCW 23B.08.510 of the Washington Business Corporation Act (the “WBCA”) authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their service as an officer or director.  Section RCW 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to agree to indemnify a director and obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations in RCW 23B.08.510 through RCW 23B.08.550; provided, however that no such indemnity shall be made for or on account of (a) any acts or omissions of a director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of RCW 23B.08.310, or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Article Nine of the Amended and Restated Articles of Incorporation of SPACEHAB, Incorporation (the “Company”) and Article IX of the Amended and Restated Bylaws of the Company provide for the indemnification of directors, officers, employees and agents to the full extent permitted by law.  In accordance with RCW Section 23B.08.320 of the WBCA, the Company’s Amended and Restated Articles of Incorporation provide that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, (2) conduct violating RCW Section 23B.08.310 of the WBCA (unlawful distributions) or (3) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

Under Article Nine of the Amended and Restated Articles of Incorporation of the Company and Article IX of the Amended and Restated Bylaws of the Company, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company for any liability asserted against him and incurred by him in any such capacity or arising out of his status as such.  The Company maintains a director and officer insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-4, File No. 333-126772, filed on July 21, 2005), and all amendments thereto.

4.2

Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 10-Q for the quarterly period ended December 31, 2007, File No. 000-27206, filed on February 14, 2008).

4.3

Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Form 10-Q for the quarterly period ended December 31, 2007, File No. 000-27206, filed on February 14, 2008).

4.4	Bylaws of the Company (incorporated by reference from the Company’s Registration Statement on Form S-1, File No. 33-97812, and all amendments thereto, filed on October 5, 1995).

4.5

Indenture, dated as of November 22, 2005, relating to the Company’s 5.5% Senior Convertible Notes due 2010, by and between the Company, as Issuer, and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.7 on the Company’s Registration Statement on Form S-4/A, File No. 333-126772, filed on August 16, 2005).

4.6

First Supplemental Indenture, dated as of October 5, 2007, to Indenture dated as of November 22, 2005, related to the Company’s 5.5% Senior Convertible Notes due 2010, by and between the Company, as Issuer, and U.S. Bank National Association (successor to First Union National Bank), as Trustee (incorporated by reference to Exhibit (d)(10) of the Company’s Schedule TO filed on August 31, 2007, File No. 005-44975).*

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP.*

23.1	Consent of PMB Helin Donovan, LLP.*

23.2	Consent of Grant Thornton LLP.*

23.3	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included as part of Exhibit 5.1).

24	Power of attorney (included on the signature pages hereto).

99.1	SPACEHAB, Incorporated 2008 Stock Incentive Plan.*

* Filed herewith

ITEM 9.  UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 18, 2008.

SPACEHAB, INCORPORATED

By:	/s/ Brian K. Harrington
Brian K. Harrington
Chief Financial Officer, Senior Vice President,
Secretary and Treasurer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Thomas B. Pickens, III and Brian K. Harrington, and each of them, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2008.

Signature	Title

/s/ Thomas B. Pickens, III	Chairman of the Board and Chief Executive Officer
Thomas B. Pickens, III	(principal executive officer)

/s/ Brian K. Harrington	Senior Vice President, Chief Financial Officer,
Brian K. Harrington	Secretary and Treasurer (principal accounting and financial officer)

/s/ Mark Adams	Director
Mark Adams

/s/ Barry A. Williamson	Director
Barry A. Williamson

/s/ Lance W. Lord, General (Ret.)	Director
Lance W. Lord, General (Ret.)

/s/ R. Scott Nieboer	Director
R. Scott Nieboer

/s/ John A. Oliva	Director
John A. Oliva

/s/ William F. Readdy	Director
William F. Readdy

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-4, File No. 333-126772, filed on July 21, 2005), and all amendments thereto.

4.2

Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 10-Q for the quarterly period ended December 31, 2007, File No. 000-27206, filed on February 14, 2008).

4.3

Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Form 10-Q for the quarterly period ended December 31, 2007, File No. 000-27206, filed on February 14, 2008).

4.4	Bylaws of the Company (incorporated by reference from the Company’s Registration Statement on Form S-1, File No. 33-97812, and all amendments thereto, filed on October 5, 1995).

4.5

Indenture, dated as of November 22, 2005, relating to the Company’s 5.5% Senior Convertible Notes due 2010, by and between the Company, as Issuer, and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.7 on the Company’s Registration Statement on Form S-4/A, File No. 333-126772, filed on August 16, 2005).

4.6

First Supplemental Indenture, dated as of October 5, 2007, to Indenture dated as of November 22, 2005, related to the Company’s 5.5% Senior Convertible Notes due 2010, by and between the Company, as Issuer, and U.S. Bank National Association (successor to First Union National Bank), as Trustee.

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP.*

23.1	Consent of PMB Helin Donovan, LLP.*

23.2	Consent of Grant Thornton LLP.*

23.3	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included as part of Exhibit 5.1).

24	Power of attorney (included on the signature pages hereto).

99.1	SPACEHAB, Incorporated 2008 Stock Incentive Plan.*

* Filed herewith